EXHIBIT 32.2

CERTIFICATION OF VICE PRESIDENT–CONTROLLER
XENOMICS, INC.
FORM 10-QSB/A FOR THE QUARTER ENDED JULY 31, 2005
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Vice President - Controller of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with the Form 10-QSB/A of the Company for the quarter ended July 31, 2005 and filed with the Securities and Exchange Commission ("Form 10-QSB/A").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 27, 2005

/s/ Bernard Denoyer

Name: Bernard Denoyer Title: Vice President - Controller